Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is executed as of May 28, 2019 by and among Jaguar Health, Inc., a Delaware corporation (“Jaguar”), Napo Pharmaceuticals, Inc., a Delaware corporation (“Napo,” and together with Jaguar, the “Companies” and each individually, a “Company”), and Chicago Venture Partners, L.P., a Utah limited partnership, its successors and/or assigns (“Holder”). Capitalized terms not defined herein shall have the same meaning as set forth in the Exchange Notes (as defined below).

A.                                    At an initial closing on December 30, 2016, pursuant to that certain Note Purchase Agreement dated as of December 30, 2016 by and among Napo, Kingdon Associates, Kingdon Family Partnership, L.P. and M. Kingdon Offshore Master Fund, L.P. (the “Original NPA”), Napo issued Convertible Promissory Notes in the following amounts to the following parties: (i) $1,112,500.00 to Kingdon Associates (“Initial Closing Note 1”); (ii) $225,000.00 to Kingdon Family Partnership, L.P. (“Initial Closing Note 2”); and (iii) $1,162,500.00 to M. Kingdon Offshore Master Fund, L.P. (“Initial Closing Note 3”).

B.                                    Napo has issued to M. Kingdon Offshore Master Fund, L.P. a Convertible Promissory Note in the amount equal to $125,338.72 dated as of June 30, 2017 in respect of interest paid in kind under Initial Closing Note 1, Initial Closing Note 2 and Initial Closing Note 3 (the “PIK Interest Note”).

C.                                    At a subsequent closing on July 31, 2017, pursuant to that certain Amended and Restated Note Purchase Agreement dated as of March 31, 2017 by and among Napo, Kingdon Associates, Kingdon Family Partnership, L.P., M. Kingdon Offshore Master Fund, L.P., and Kingdon Credit Master Fund, L.P. which amended and restated the Original NPA in its entirety (the “Existing NPA”), Napo issued Convertible Promissory Notes in the following amounts to the following parties: (i) $5,900,000.00 to M. Kingdon Offshore Master Fund, L.P. (“Subsequent Closing Note 1”); (ii) $600,000.00 to Kingdon Family Partnership, L.P. (“Subsequent Closing Note 2”); and (iii) $1,000,000.00 to Kingdon Credit Master Fund L.P. (“Subsequent Closing Note 3,” and collectively with Initial Closing Note 1, Initial Closing Note 2, Initial Closing Note 3, PIK Interest Note, Subsequent Closing Note 1 and Subsequent Closing Note 2, the “Kingdon Notes”).  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Kingdon Notes.

D.                                    Prior to the date hereof, all of the Kingdon Notes not already held by M. Kingdon Offshore Master Fund L.P. (“Kingdon Master Fund”) were transferred to Kingdon Master Fund.

E.                                     Pursuant to that certain Note Purchase Agreement dated as of May 24, 2019 Holder has acquired from Kingdon Master Fund all of the Kingdon Notes and all rights of Kingdon Master Fund thereunder (the “CVP Acquisition”).

F.                                      Napo is a wholly owned subsidiary of Jaguar.

G.                                    Immediately following the CVP Acquisition, Jaguar fully guaranteed the Kingdon Notes.

H.                                   Subject to the terms of this Agreement, Holder and the Companies desire to exchange (such exchange is referred to as the “Note Exchange”) the Kingdon Notes for two (2) new Secured Promissory Notes; (i) one in the original principal amount of $10,535,900.42 substantially in the form attached hereto as Exhibit A (“Exchange Note 1”), and (ii) one in the original principal amount of $2,296,926.16 substantially in the form attached hereto as Exhibit B (“Exchange Note 2,” and together with Exchange Note 1, the “Exchange Notes”). The Note Exchange will consist of Holder surrendering the Kingdon Notes in return for the Exchange Notes. Other than the surrender of the Kingdon Notes, no consideration of any kind whatsoever shall be given by Holder to the Companies in connection with this Agreement.

I.                                        This Agreement, the Exchange Notes, the Jaguar Secretary’s Certificate (as defined below), the Napo Secretary’s Certificate (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

J.                                        Pursuant to the terms and conditions hereof, Holder and the Companies agree to exchange the Kingdon Notes for the Exchange Notes.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.                                      Issuance of Exchange Notes; Termination of Existing NPA and Related Documents. Upon execution of this Agreement, Holder will surrender the Kingdon Notes to the Companies and the Companies will issue to Holder the Exchange Notes. In conjunction therewith, the Companies hereby confirm that each of the Kingdon Notes represents the Companies’ unconditional obligation to pay the outstanding balance pursuant to the terms of such Kingdon Notes. The Companies and Holder agree that upon surrender of the Kingdon Notes (1) each of the Kingdon Notes will be cancelled and the remaining amount owed to Holder pursuant to the Kingdon Notes shall hereafter be evidenced solely by the Exchange Notes, (2) the Existing NPA, the Security Agreement and all other documents executed or delivered in connection therewith (other than the Kingdon Notes) (collectively, the “Kingdon Note Documents”) are hereby terminated and of no further force and effect, (3) all security interests granted by Napo pursuant to the Kingdon Note Documents are hereby released and terminated and (4) Holder shall take all action reasonably requested by Napo to effectuate the foregoing.

2.                                      Exchange Fee; Affirmation of Outstanding Balance. The Companies acknowledge that the Outstanding Balance of Exchange Note 2 is equal to an exchange fee in the amount of $2,296,926.16 (the “Exchange Fee”), which sum the Company agreed to pay in consideration of the accommodations granted to the Companies, including, but not limited, to extending the maturity dates of the Kingdon Notes, and the legal and other fees incurred by Holder in connection with the Note Exchange. Holder and the Companies acknowledge and agree that the Outstanding Balance of Exchange Note 1, upon its issuance, is $10,535,900.42, and the Outstanding Balance of Exchange Note 2, upon its issuance, is $2,296,926.16.

3.                                      Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Notes and the other Exchange Documents shall occur on the date that is mutually agreed to by the Companies and Holder (the “Closing Date”) by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

4.                                      Representations, Warranties and Covenants of Holder. Holder represents, warrants, and covenants to the Companies that:

4.1.                            Investment Purpose. Holder is acquiring the Exchange Notes for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

4.2.                            Accredited Investor Status. Holder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

4.3.                            Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms.

4.4.                            Agreements Regarding Future Royalty.  Holder will work with Companies in good faith to find a pathway satisfactory to a potential royalty investor to provide a synthetic royalty to the Companies.

4.5.                            Additional Representations and Warranties of Holder.  Holder is acquiring the Exchange Notes for investment for such Investor’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing the Exchange Notes.  Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and to obtain any additional information which Investor has deemed necessary or appropriate for deciding whether or not to acquire the Exchange Notes, including an opportunity to receive, review and understand the information set forth in Company’s financial statements, capitalization and other business information as Investor deems prudent. Holder acknowledges that no other representations or warranties, oral or written, have been made by Company or any agent thereof except as set forth in this Agreement.  Holder is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Exchange Notes.  Holder has such knowledge and experience in financial and business matters, including investments in other emerging growth companies that such individual or entity is capable of evaluating the merits and risks of the investment in the Exchange Notes and it is able to bear the economic risk of such investment.  Holder has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the acquisition of the Exchange Notes, of evaluating the merits and risks of an investment in the Exchange Notes and of making an informed investment decision with respect to the Exchange Notes. Neither Holder, nor any person or entity with whom such Holder shares beneficial ownership of the Exchange Notes, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii).  Holder is aware that there is currently no public market for the Exchange Notes, that there is no guarantee that a public market will develop at any time in the future and Holder understands that the Exchanges Notes are unregistered and may not presently be sold except in accordance with applicable securities laws. Holder understands that the Exchange Notes cannot be readily sold or liquidated in case of an emergency or other financial need.  Holder acknowledges and agrees that the Exchange Notes must be held indefinitely unless it is subsequently registered under the 1933 Act or an exemption from such registration is available, and Holder has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company and the resale occurring following the required holding period under Rule 144. Each instrument evidencing the Exchange Notes may be imprinted with legends substantially in the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

5.                                      Representations, Warranties, and Covenants of the Companies. Each Company hereby makes the representations set forth below and covenants and agrees as follows to Holder (in addition to those set forth elsewhere herein) with respect to itself, as applicable:

5.1.                            Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors’ rights, generally. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on Company’s business, assets, properties, operations or financial condition or its ability to perform is obligations hereunder (a “Material Adverse Effect”).

5.2.                            Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Exchange Notes, and each of the other Exchange Documents and to issue the Exchange Notes in accordance with the terms hereof, (ii) the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Notes, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Exchange Documents have been duly executed and delivered by the Company, (iv) the Exchange Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, (v) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Exchange Notes to Holder or the entering into of the Exchange Documents, and (vi) the Company’s signatory has full corporate or other requisite authority to execute the Exchange Documents and to bind the Company. The Company’s Board of Directors has duly adopted a resolution authorizing this Agreement and the other Exchange Documents and ratifying their terms, as indicated by the Jaguar Secretary’s Certificate or the Napo Secretary’s Certificate, as applicable.

5.3.                            Issuance of Exchange Notes. The issuance of the Exchange Notes is duly authorized.

5.4.                            No Conflicts. The execution and delivery of the Exchange Documents by the Company, the issuance of the Exchange Notes in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by the Exchange Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the  Company’s formation documents or bylaws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, except (1) as to which requisite consents have been obtained, (2) with respect to obligations in favor of Holder and (3) otherwise as would not reasonably be expected to have a Material Adverse Effect, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.

5.5.                            Common Stock Registered. Jaguar has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.

5.6.                            SEC Documents: Financial Statements. None of Jaguar’s filings filed with the United States Securities and Exchange Commission (the “SEC”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not materially misleading. Jaguar has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act. Except with respect to the 10-Q report for the quarter ending March 31, 2019, Jaguar has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension.

5.7.                            Not a Shell Company. Jaguar is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the Securities Act.

5.8.                            Brokers. The Company agrees that it will not incur any brokerage commission, placement agent or finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

5.9.                            Authorization and Issuance. Each Kingdon Note was authorized by all necessary corporate action and validly issued and executed, and Napo’s signatory had full corporate or other requisite authority to execute such agreements and to bind Napo.  Following the CVP Acquisition, each Kingdon Note was fully and validly guaranteed by Jaguar by all necessary corporate action, and Jaguar’s signatory had full corporate or other requisite authority to execute such agreements and bind Jaguar.

5.10.                     Holding Period. After due inquiry, the Company represents and warrants that at all times, the Company has complied in all material respects with all applicable securities and other applicable laws in relation with the issuance, holding and transfer of the Kingdon Notes. To the Company’s knowledge, no violation of securities and other applicable laws occurred in connection with the acquisition, issuance, or holding of the Kingdon Notes.

5.11.                     No Modifications. Except as has been delivered to Holder, no written document, agreement, instrument, contract, amendment or modification to the Kingdon Notes exists that supplements, modifies, or amends any of the Kingdon Notes.

5.12.                     Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Companies, the common stock of Jaguar, $0.0001 par value per share (“Common Stock”), or any of Jaguar’s subsidiaries, which would reasonably be expected to have a Material Adverse Effect.

5.13.                     No Additional Consideration. The Company has not received any cash or property consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Kingdon Notes.

5.14.                     Recitals.  All of the information, facts and representations set forth in the Recitals section of this Agreement are in all material respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 5.

5.15.                     Acknowledgement of Obligations. The Company hereby acknowledges, confirms and agrees that the obligations of the Company to Holder under the Exchange Notes are unconditionally owed by the Company to Holder without offset, defense or counterclaim of any kind, nature or description whatsoever.

5.16.                     Sufficient Contacts. The Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Exchange Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 9.1 below, shall be applicable to the Exchange Documents and the transactions contemplated therein.

5.17.                     Due Diligence. The Company has performed due diligence and background research on Holder and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters the Company may consider relevant to the undertakings and relationships contemplated by the Exchange Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. The Company, being aware of the matters described in this Section 5.17, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Exchange Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Exchange Documents or in any attempt to avoid, modify or reduce such obligations.

6.                                      Company Covenants. Until all of the Companies obligations under all of the Exchange Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Companies, as applicable, will at all times comply with the following covenants: (i) so long as Holder beneficially owns either of the Exchange Notes and for at least twenty (20) Trading Days thereafter, Jaguar will timely file on or before the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Jaguar, as required in accordance with Rule 144 of the Securities Act, is publicly available, and until a Fundamental Transaction (as defined in the Note) will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) until a Fundamental Transaction the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) until a Fundamental Transaction, trading in Jaguar’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Jaguar’s principal trading market; (iv) the Companies will not make any Variable Security Issuance (as defined below) that generates gross cash proceeds to the Companies of less than $1,000,000.00, without Holder’s prior written consent, which consent may be granted or withheld in Holder’s sole and absolute discretion; (v) the Companies will not grant a security interest in any of their assets without Holder’s prior written consent except for security interests existing as of the date hereof; and (vi) neither Company will incur any debt other than in the ordinary course of business, and in no event greater than $10,000.00, without Holder’s prior written consent, other than debt existing as of the date hereof. For purposes hereof, the term “Variable Security Issuance” means any issuance of any of either Company’s securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition. For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

7.                                      Conditions to the Companies’ Obligation to Exchange. The obligation of the Companies hereunder to exchange the Kingdon Notes for the Exchange Notes at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

7.1.                            Holder shall have executed and delivered this Agreement to the Companies.

7.2.                            All representations and warranties of Holder set forth herein shall be true and correct.

7.3.                            Holder shall have delivered a copy of each Kingdon Notes to the Companies for cancellation.

8.                                      Conditions to Holder’s Obligation to Exchange. The obligation of Holder hereunder to exchange the Kingdon Notes at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Holder’s sole benefit and may be waived by Holder at any time in its sole discretion:

8.1.                            The Companies shall have executed and delivered this Agreement and the Exchange Notes to Holder.

8.2.                            Jaguar shall have executed and delivered to Holder a Security Agreement in the form attached hereto as Exhibit C.

8.3.                            Jaguar shall have delivered to Holder a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit D (the “Jaguar Secretary’s Certificate”) evidencing Jaguar’s approval of the Note Exchange and the Exchange Documents.

8.4.                            Napo shall have executed and delivered to Holder a Security Agreement in the form attached hereto as Exhibit E (the “Napo Security Agreement”).

8.5.                            Napo shall have delivered to Holder a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit F (the “Napo Secretary’s Certificate”) evidencing Napo’s approval of the Note Exchange and the Exchange Documents.

8.6.                            Jaguar shall have delivered to Holder an Officer’s Certificate in substantially the form attached hereto as Exhibit G executed by Jaguar’s Chief Executive Officer.

8.7.                            The Companies shall have delivered to Holder all other Exchange Documents.

8.8.                            All representations and warranties of the Companies set forth herein shall be true and correct.

9.                                      Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Exchange Documents as if these terms were fully set forth therein.

9.1.                            Arbitration of Claims. The parties shall submit all claims, disputes and causes of action (each, a “Claim”) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to rules of the American Arbitration Association. Within seven (7) calendar days of initiation of arbitration by either party, Holder will provide a list of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) arbitrators, the “Proposed Arbitrators”). Within five (5) calendar days after Holder has submitted to the Companies the names of the Proposed Arbitrators, the Companies must select by written notice to Holder, one (1) of the Proposed Arbitrators to act as the arbitrator. If the Companies fail to select one of the Proposed Arbitrators in writing within such 5-day period, then Holder may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to the Companies. The arbitrator shall be instructed to complete and shall complete the arbitration within six (6) months of commencement and shall only allow limited discovery on issues directly related to the applicable Claims. The parties hereby acknowledge and agree that the arbitration provisions set forth in this Section 9.1 (the “Arbitration Provisions”) are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, the Companies represent, warrant and covenant that the Companies have reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understand that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agree to the terms and limitations set forth in the Arbitration Provisions, and that the Companies will not take a position contrary to the foregoing representations. The Companies acknowledge and agree that Holder may rely upon the foregoing representations and covenants of the Companies regarding the Arbitration Provisions.

9.2.                            Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in Section 9.17 below, such service to become effective ten (10) days after such mailing.

9.3.                            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.4.                            Pronouns.  All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

9.5.                            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

9.6.                            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.7.                            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

9.8.                            Entire Agreement. This Agreement, together with the Exchange Notes, and the other Exchange Documents, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, the Companies, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Companies nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between the Companies and Holder, or any affiliate thereof, related to the transactions contemplated by the Exchange Documents (collectively, “Prior Agreements”), that may have been entered into between the Companies and Holder, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Exchange Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Exchange Documents, the Exchange Documents shall govern.

9.9.                            Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Companies and Holder.

9.10.                     No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing (including an email message) and (b) only in the specific instance and for the specific purpose for which made or given.

9.11.                     Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Companies hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Companies without the prior written consent of Holder, which consent may be withheld at the sole discretion of Holder; provided, however, that in the case of a merger, sale of substantially all of the Companies’ assets or other corporate reorganization, Holder shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, including its financing sources, in whole or in part.

9.12.                     Advice of Counsel. In connection with the preparation of this Agreement and all other Exchange Documents, each of the Companies, their stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Exchange Documents acted as legal counsel to Holder only. Each of the Companies, their stockholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Exchange Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

9.13.                     No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

9.14.                     Attorneys’ Fees.  In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Exchange Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the reasonable and documented out of pocket attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Exchange Notes are placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Holder otherwise takes action to collect amounts due under the Exchange Notes or to enforce the provisions of the Exchange Notes, or (ii) there occurs any bankruptcy, reorganization, receivership of the Companies or other proceedings affecting the Companies’ creditors’ rights and involving a claim under the Exchange Notes; then the Companies shall pay the costs incurred by Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

9.15.                     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER EXCHANGE DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

9.16.                     Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.17.                     Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Companies:

Jaguar Health, Inc.

Attn: Lisa A. Conte

201 Mission Street, Suite 2375

San Francisco, CA 94105

With a copy to (which copy shall not constitute notice):

Reed Smith LLP

Attn: Don Reinke
1510 Page Mill Road, Suite 110
Palo Alto, CA, 94304

If to Holder:

Chicago Venture Partners, L.P.

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

9.18.                     Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

9.19.                     Transaction Fees. Except as otherwise set forth herein, each party shall be responsible for its own attorneys’ fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

9.20.                     Specific Performance. The Companies and Holder acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Exchange Documents were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without (except as specified in the Arbitration Provisions) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Exchange Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. For the avoidance of doubt, in the event Holder seeks to obtain an injunction from a court or an arbitrator against the Companies or specific performance of any provision of any Exchange Document, such action shall not be a waiver of any right of Holder under any Exchange Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Exchange Documents, nor shall Holder’s pursuit of an injunction prevent Holder, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

9.21.                     Time is of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the Exchange Documents.

9.22.                     Voluntary Agreement. The Companies have carefully read this Agreement and each of the other Exchange Documents and has asked any questions needed for the Companies to understand the terms, consequences and binding effect of this Agreement and each of the other Exchange Documents and fully understand them. The Companies have had the opportunity to seek the advice of an attorney of the Companies’ choosing, or has waived the right to do so, and is executing this Agreement and each of the other Exchange Documents voluntarily and without any duress or undue influence by Holder or anyone else.

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IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Exchange Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

HOLDER:

CHICAGO VENTURE PARTNERS, L.P.

By: Chicago Venture Management, L.L.C.,
its General Partner

By: CVM, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

COMPANIES:

JAGUAR HEALTH, INC.

By:	/s/ Lisa Conte
Name:	Lisa Conte
Title:	CEO

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa Conte
Name:	Lisa Conte
Title:	CEO

ATTACHMENTS:

Exhibit A                                             Exchange Note 1

Exhibit B                                             Exchange Note 2

Exhibit C                                             Jaguar Security Agreement

Exhibit D                                             Jaguar Secretary’s Certificate

Exhibit E                                              Napo Security Agreement

Exhibit F                                               Napo Secretary’s Certificate

Exhibit G                                             Officer’s Certificate

[Signature Page to Exchange Agreement]